UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      January 21, 2005

PROCENTURY CORPORATION

(Exact Name of registrant as Specified in Charter)

Ohio	000-50641	31-1718622
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio 43082
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 614-895-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 21, 2005, ProCentury Corporation (the “Company”) announced that John A. Marazza, who served as a member of the Company’s Board of Directors and as the Company’s Executive Vice President and Chief Operating Officer, was leaving the Company and the Board of Directors to pursue other interests.

     The Company entered into a separation agreement with Mr. Marazza on January 21, 2005 (the “Separation Agreement”), which becomes effective on January 28, 2005, setting forth the terms of his departure from the Company and providing for the payment to Mr. Marazza of the benefits to which he is entitled pursuant to his employment agreement with the Company dated December 15, 2003 (the “Employment Agreement”). Such benefits consist of the payment of Mr. Marazza’s salary through April 2006, performance bonuses for 2004 and 2005, health insurance and related benefits through February 2006, continued payment of the value of whole life insurance premiums (which Mr. Marazza elected to receive in cash in lieu of insurance pursuant to the Employment Agreement) through February 2006 and full vesting of Mr. Marazza’s restricted shares and options to purchase common shares, which options will remain exercisable until the tenth anniversary of the date of grant. Mr. Marazza has agreed to provide consulting services to the Company and its subsidiaries for no additional consideration for a period of ninety days following his departure. The Separation Agreement also provides for termination of the Employment Agreement, except for certain ongoing obligations on Mr. Marazza’s part concerning confidentiality, non-solicitation and non-competition.

     A copy of the separation agreement is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

     As discussed under Item 1.01 above, the Separation Agreement provides for termination of the Employment Agreement, except for certain ongoing obligations on Mr. Marazza’s part concerning confidentiality, non-solicitation and non-competition. The Employment Agreement set forth the parties understanding as to the terms of Mr. Marazza’s employment with the Company, including compensation arrangements and termination conditions. The Employment Agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 on December 18, 2003 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As discussed under Item 1.01, on January 21, 2005, the Company announced that John A. Marazza, who served as a member of the Company’s Board of Directors and as the Company’s Executive Vice President and Chief Operating Officer, was leaving the Company and the Board of Directors to pursue other interests.

     A copy of the press release announcing the departure of Mr. Marazza is furnished as Exhibit 99.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10	Separation Agreement by and between the Company and John A. Marazza, dated January 21, 2005.

99	Press release dated January 21, 2005.

Exhibit 99 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCENTURY CORPORATION (Registrant)

Date: January 21, 2005	/s/ Charles D. Hamm Charles D. Hamm Chief Financial Officer and Treasurer

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